SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)           December 31, 1997
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                        INTEGRATED HEALTH SERVICES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


         Delaware                   1-12306                23-2428312
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(State or Other Jurisdiction      (Commission             (IRS Employer
     of Incorporation)            File Number)          Identification No.)



 10065 Red Run Boulevard, Owings Mills, Maryland                     21117
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(Address of Principal Executive Offices)                           (Zip Code)



Registrant's telephone number, including area code:       (410) 998-8400
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On December 31, 1997, Integrated Health Services, Inc. ("IHS") acquired from HEALTHSOUTH Corporation ("HEALTHSOUTH") 139 owned, leased or managed long-term care facilities, 12 specialty hospitals, a contract therapy business having over 1,000 contracts and an institutional pharmacy business serving approximately 38,000 beds. The businesses acquired, which had annual revenues of approximately $925 million for the 12 months ended August 31, 1997, were acquired by HEALTHSOUTH in its recent acquisition of Horizon/CMS Healthcare Corporation.

         Under the terms of the acquisition agreement, IHS paid $1.15 billion in cash and assumed approximately $100 million in debt. IHS funded the purchase price with available cash from term loan borrowings under its $2.15 billion revolving credit and term loan facility and the sale of its 9 1/4% Senior Subordinated Notes due 2008 and borrowings under the revolving credit portion of the new credit facility. On a pro forma basis after giving effect to the acquisition of these business from HEALTHSOUTH and the acquisition of RoTech Medical Corporation and the lithotripsy division of Coram Healthcare Corporation in October 1997, IHS' total debt, including current portion, accounted for approximately 74% of its total pro forma capitalization as of September 30, 1997. The transaction will be treated as a purchase for accounting and financial reporting purposes.

          Donaldson Lufkin & Jenrette Securities Corporation and Morgan Stanley Dean Witter Discover & Co. acted as financial advisors to IHS in the transaction.


ITEM 5.  OTHER EVENTS

         In connection with the acquisition of the businesses from HEALTHSOUTH described in Item 2 above IHS and the lenders under IHS' revolving credit and term loan facility (the "Credit Facility") amended the Credit Facility to provide for an additional $400 million term loan facility (the "Additional Term Facility") to finance a portion of the purchase price for the acquisition and to amend certain covenants to permit the consummation of the acquisition. The Additional Term Facility, which was borrowed at the closing of the acquisition, will mature on December 31, 2005, and will be amortized beginning December 31, 1998 as follows: 1998 -- $4 million; each of 1999, 2000, 2001, 2002 and 2003 --
$4 million (payable in equal quarterly installments); 2004 -- $176 million (payable in equal quarterly installments); and 2005 -- $200 million (payable in equal quarterly installments). The Additional Term Facility bears interest at a rate equal to, at the option of IHS, either (i) in the case of Eurodollar loans, the sum of (x) two and one-quarter percent or two and one-half percent (depending on the ratio of IHS' Debt (as defined in the Credit Facility) to earnings before interest, taxes, depreciation, amortization and rent, pro forma for any acquisitions or divestitures during the measurement period (the "Debt/EBITDAR Ratio")) and (y) the interest rate in the London interbank market for loans in an amount substantially equal to the amount of borrowing and for the period of borrowing selected by IHS or (ii) the sum

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of (a) the higher of (1) Citibank,  N.A.'s base rate or (2) one percent plus the latest overnight federal funds rate plus (b) a margin of one percent or one and one-quarter percent (depending on the Debt/EBITDAR Ratio). The Additional Term Facility can be prepaid at any time in whole or in part without penalty.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  It is impracticable for IHS to provide the required financial statements on the date this report is being filed. IHS intends to file the required financial statements under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report must have been filed.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  It is impracticable for IHS to provide the required pro forma financial information on the date this report is being filed. IHS intends to file the required financial information under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report must have been filed.

         (c)  EXHIBITS.

                  2. Purchase and Sale Agreement, entered into as of November 3, 1997, between HEALTHSOUTH Corporation, Horizon/CMS Healthcare Corporation and Integrated Health Services, Inc. (incorporated herein by reference to Exhibit 2 to Current Report on Form 8-K dated November 3, 1997 of Integrated Health Services, Inc.).

                  10. Amendment No. 1 dated as of December 1, 1997, to the Revolving Credit and Term Loan Agreement among Integrated Health Services, Inc., the lenders parties to the Credit Agreement and Citibank, N.A., as administrative agent for the lenders.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    INTEGRATED HEALTH SERVICES, INC.



Date: January 14, 1998              By: /s/ Taylor Pickett
                                       ------------------
                                       Name: Taylor Pickett
                                       Title: Executive Vice President--Chief
                                               Financial Officer


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                                  Exhibit Index

          2. Purchase and Sale Agreement, entered into as of November 3, 1997, between HEALTHSOUTH Corporation, Horizon/CMS Healthcare Corporation and Integrated Health Services, Inc. (incorporated herein by reference to Exhibit 2 to Current Report on Form 8-K dated November 3, 1997 of Integrated Health Services, Inc.).

          10. Amendment No. 1 dated as of December 1, 1997, to the Revolving Credit and Term Loan Agreement among Integrated Health Services, Inc., the lenders parties to the Credit Agreement and Citibank, N.A., as administrative agent for the lenders.

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